AMCAP Fund
February 28, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$115,384
Class B	$-
Class C	$-
Class T*	$-
Class F-1	$7,069
Class F-2	$31,706
Class F-3	$18,246
Total	$172,405
Class 529-A	$6,563
Class 529-B	$-
Class 529-C	$-
Class 529-E	$149
Class 529-T*	$-
Class 529-F-1	$576
Class R-1	$-
Class R-2	$-
Class R-2E	$53
Class R-3	$1,854
Class R-4	$5,075
Class R-5	$8,073
Class R-5E	$3
Class R-6	$79,261
Total	$101,607
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1290
Class B	$-
Class C	$-
Class T	$0.1913
Class F-1	$0.1057
Class F-2	$0.1779
Class F-3	$0.2142
Class 529-A	$0.1187
Class 529-B	$-
Class 529-C	$-
Class 529-E	$0.0593
Class 529-T	$0.1751
Class 529-F-1	$0.1698
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0411
Class R-3	$0.0450
Class R-4	$0.1197
Class R-5E	$0.1707
Class R-5	$0.1963
Class R-6	$0.2112
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	913,235
Class B	-
Class C	52,215
Class T*	-
Class F-1	65,964
Class F-2	183,582
Class F-3	94,310
Total	1,309,306
Class 529-A	56,957
Class 529-B	-
Class 529-C	9,419
Class 529-E	2,614
Class 529-T*	-
Class 529-F-1	3,505
Class R-1	3,606
Class R-2	21,181
Class R-2E	1,418
Class R-3	41,222
Class R-4	42,997
Class R-5	40,410
Class R-5E	198
Class R-6	395,015
Total	618,542
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$33.07
Class B	$-
Class C	$29.23
Class T	$33.07
Class F-1	$32.78
Class F-2	$33.27
Class F-3	$33.09
Class 529-A	$32.71
Class 529-B	$-
Class 529-C	$29.39
Class 529-E	$31.89
Class 529-T	$33.06
Class 529-F-1	$32.96
Class R-1	$30.03
Class R-2	$30.02
Class R-2E	$32.73
Class R-3	$32.06
Class R-4	$32.77
Class R-5E	$33.11
Class R-5	$33.49
Class R-6	$33.41
* Amount less than one thousand